UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

CNL LIFESTYLE PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FINAL CNL Lifestyle Properties Proxy Lite Script

February 10, 2017

Hello,

This is Steve Mauldin, President and CEO of CNL Lifestyle Properties. I am calling because we have yet to receive your vote for the pending sale of our remaining assets and our plan to liquidate and dissolve CNL Lifestyle Properties. Your vote is important and needed regardless of the number of shares you own. Please vote at your earliest convenience using the control number on your proxy card. You can vote by either calling 800-690-6903, logging on to proxyvote.com, or mailing your completed and signed proxy card. The process will only take a few moments of your time. We apologize for any inconvenience caused by this call or other calls you may have received in connection with this matter, but your vote is important. If you have any questions, you can call our proxy helpline at 855-325-6668.

Thank you for your vote, your time and attention, and most importantly—for investing in CNL Lifestyle Properties.